UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
BackWeb Technologies Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092

(Address of principal executive offices, including zip code)
(972) 3-6118800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As discussed in further detail in Item 5.02 below, on July 27, 2005, the Board of Directors of BackWeb Technologies Ltd. appointed William Heye as a member of BackWeb’s Board of Directors.
The offer letter, dated August 1, 2005, between BackWeb and Mr. Heye (the “Offer Letter”) provides that Mr. Heye will be a Class II director, with his initial term expiring at BackWeb’s annual meeting of shareholders to be held in 2008. Mr. Heye is the Company’s Chief Executive Officer, and as an employee director, he will not receive any compensation for his service on the Board of Directors nor will he receive an option grant that non-employee directors would receive upon appointment to the Board. [I don’t think you need to detail what he would have gotten had he been an outside director]
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
As discussed in Item 1.01 above, on July 27, 2005, the Board of Directors of BackWeb Technologies Ltd. appointed William Heye as a member of BackWeb’s Board of Directors. Mr. Heye is not expected to be appointed to serve as a member of any committee of the Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: August 2, 2005	By:	/s/ BILL HEYE
Bill Heye
Chief Executive Officer